As filed with the Securities and Exchange Commission on February 11, 2003.

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                              FILE NUMBER 811-06107

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   JOHN HANCOCK BANK & THRIFT OPPORTUNITY FUND
                (Name of Registrant as Specified in Its Charter)

                   JOHN HANCOCK BANK & THRIFT OPPORTUNITY FUND
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6 (i) (1), or
    14a-6 (i) (2) or Item 22(a) (2) or schedule 14A (sent by wire transmission).

[ ] Fee paid previously with preliminary materials.

[X] No fee required.

[John Hancock Logo]
-------------------
JOHN HANCOCK FUNDS

John Hancock Bank and Thrift Opportunity Fund

February 10, 2003

Dear Fellow Shareholder:

As an investor in the John Hancock Bank and Thrift Opportunity Fund, you are cordially invited to attend the annual shareholder meeting on Thursday, April 3, 2003 at 9:00 A.M., Eastern time, to be held at John Hancock Funds, 101 Huntington Avenue, Boston, MA 02199.

Proposals one and two set forth in the enclosed proxy statement are routine items and proposal three is a shareholder proposal. A routine item is one which occurs annually and makes no fundamental or material changes to the fund's investment objective, policies or restrictions, or to the investment management contract.

Elect your fund's Board of Trustees

Proposal number one asks you to elect four Trustees to serve until their respective successors are elected and qualified. Your proxy statement includes a brief description of each nominee's background.

Ratify the Trustees' selection of public accountants

Proposal number two asks you to ratify or reject the Trustees' selection of Deloitte & Touche LLP as the fund's independent public accountants for the fund's current fiscal year. Deloitte & Touche LLP has been the fund's independent public accountants since the fund's inception.

Shareholder proposal

Proposal number three asks you to approve or reject a shareholder proposal recommending that the Trustees consider merging the fund into the John Hancock Regional Bank Fund. Your enclosed proxy statement contains important details which I strongly encourage you to read before voting.

After careful consideration, your fund's Trustees have recommended that you vote in favor of the two routine proposals and AGAINST the shareholder proposal.

Your vote makes a difference, no matter what the size of your investment. Please review the enclosed proxy materials and submit your vote promptly to help us avoid the need for additional mailings at your fund's expense. For your convenience, you may vote one of three ways: via telephone by calling 1-800-435-6710; via mail by returning the enclosed voting card; or via the internet by visiting www.eproxy.com/bto. If you have any questions or need additional information, please call 1-800-852-0218, Monday through Friday, between 9:00 A.M. and 7:00 P.M. Eastern Time. I thank you for your prompt vote on this matter.

                                                 Sincerely,


                                                 /s/ Maureen R. Ford

                                                 Maureen R. Ford
                                                 Chairman and Chief Executive
                                                 Officer
P90PX 2/03
JHKB-PS-03

                  JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND
               101 Huntington Avenue, Boston, Massachusetts 02199

                    NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS
                            To Be Held April 3, 2003

This is the formal agenda for your fund's shareholder meeting. It tells you what matters will be voted on and the time and place of the meeting, in case you want to attend in person.

To the Shareholders of John Hancock Bank and Thrift Opportunity Fund:

A shareholder meeting for your fund will be held at 101 Huntington Avenue, Boston, Massachusetts on Thursday, April 3, 2003 at 9:00 A.M., Eastern time, to consider the following:

(1) A proposal to elect four Trustees to serve until their respective successors are elected and qualified.

(2) A proposal to ratify or reject the Trustees' selection of Deloitte & Touche LLP as the fund's independent public accountants for the fund's current fiscal year.

(3) A shareholder proposal to approve or reject a recommendation that the Board consider merging the fund into the John Hancock Regional Bank Fund.

(4)  Any other business that may properly come before the meeting.

Your Trustees recommend that you vote in favor of proposals #1 and #2.

Your Trustees recommend that you vote AGAINST proposal #3.

Shareholders of record as of the close of business on January 21, 2003 are entitled to notice of and to vote at the fund's annual meeting and at any related follow-up meeting. The proxy statement and proxy card are being mailed to shareholders on or about February 10, 2003.

Whether or not you expect to attend the meeting, please complete and return the enclosed proxy in the accompanying envelope. No postage is necessary if mailed in the United States.

                                    By order of the Board of Trustees,


                                    Susan S. Newton
                                    Senior Vice President and Secretary

February 10, 2003
P90PX 2/03

JHKB-PS-03

                  JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND
               101 Huntington Avenue, Boston, Massachusetts 02199

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 3, 2003

                                 PROXY STATEMENT

     This proxy statement contains the information you should know before voting on the proposals described in the notice. The fund will furnish without charge a copy of its Annual Report to any shareholder upon request. If you would like a copy of your fund's report, please send a written request to the attention of the fund at 101 Huntington Avenue, Boston, Massachusetts 02199 or call John Hancock Funds at 1-800-892-9552.

     This proxy statement is being used by your fund's Trustees to solicit proxies to be voted at the annual meeting of your fund's shareholders. The meetings will be held at 101 Huntington Avenue, Boston, Massachusetts on Thursday, April 3, 2003 at 9:00 A.M., Eastern time.

     If you sign the enclosed proxy card and return it in time to be voted at the meeting, your shares will be voted in accordance with your instructions. Signed proxies with no instructions will be voted "for" proposal 1 and 2 and "against" proposal 3. If you want to revoke your proxy, you may do so before it is exercised at the meeting by filing a written notice of revocation with the fund at 101 Huntington Avenue, Boston, Massachusetts 02199, by returning a signed proxy with a later date before the meeting, or if attending the meeting and voting in person, by notifying the fund's secretary (without complying with any formalities) at any time before your proxy is voted.

Record Ownership

     The Trustees have fixed the close of business on January 21, 2003 as the record date to determine which shareholders are entitled to vote at the meeting. Shareholders are entitled to one vote per share on all business relating to the fund at the annual meeting or any postponements. On the record date, there were 84,400,000 shares of beneficial interest of the fund outstanding.

     The fund's management does not know of anyone who beneficially owned more than 5% of the fund's shares outstanding on the record date except for Deutsche Bank AK, 31 West 52(nd) Street, New York, NY 10019, which holds 8.04%. (Beneficial ownership means voting power and/or investment power, which includes the power to dispose of shares.)

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

General

     The fund's Board of Trustees consists of eleven members. The Board is divided into three staggered term classes, two containing four Trustees each and one containing three Trustees. The term of one class expires each year and no term continues for more than three years after the applicable election. Each class of Trustees will stand for election at the conclusion of their respective three-year terms. Classifying the Trustees in this manner may prevent replacement of a majority of the Trustees for up to a two-year period.

     As of the date of this proxy, each nominee for election currently serves as a Trustee of the fund. Using the enclosed proxy card you may authorize the proxies to vote your shares for the nominees or you may withhold from the proxies authority to vote your shares for one or more of the nominees. If no contrary instructions are given, the proxies will vote FOR the nominees. Each of the nominees has consented to his or her nomination and has agreed to serve if elected. If, for any reason, any nominee should not be available for election or able to serve as a Trustee, the proxies will exercise their voting power in favor of a substitute nominee, if any, as the fund's Trustees may designate. The fund has no reason to believe that it will be necessary to designate a substitute nominee.

Proposal 1

     Ms. Ford and Messrs. Dion, Ladner and Moore are the current nominees for election.

Vote Required For Proposal 1

     The vote of a plurality of the votes cast by the shares of the fund is sufficient to elect the nominees.

Information Concerning Trustees

     The following table sets forth certain information regarding the nominees for election to the Board. The table also shows his or her principal occupation or employment and other directorships during the past five years and the number of John Hancock funds overseen by the Trustees. The table also lists the Trustees who are not currently standing for election: The term of Ms. McGill Peterson, Messrs. Pruchansky and Smith will expire at the 2004 annual meeting and the term of Messrs. Carlin, Cunningham, DeCiccio and Toolan will expire at the 2005 annual meeting.

                                             Principal Occupation(s)                                Number of
Name, (Age), Address(1)                      and other Directorships                  Trustee      John Hancock
and Position with the Funds                During the Past Five Years                  Since      Funds overseen
---------------------------                --------------------------                  -----      --------------
                                             NOMINEES FOR ELECTION
                                             TERM TO EXPIRE IN 2006

Ronald R. Dion                Chairman and Chief Executive Officer, R. M.            1998        30
(Age 56)                      Bradley & Co., Inc.; Director, The New England
Independent Trustee           Council and Massachusetts Roundtable; Trustee,
                              North Shore Medical Center; Director, BJ's
                              Wholesale Club, Inc. and a corporator of the
                              Eastern Bank; Trustee, Emmanuel College.

Charles L. Ladner             Chairman and Trustee, Dunwoody Village, Inc.;          1994        30
(Age 64)                      (continuing care retirement community); Senior Vice
Independent Trustee           President and Chief Financial Officer, UGI
                              Corporation (Public Utility Holding Company)
                              (retired 1998); Vice President and Director for
                              AmeriGas, Inc. (retired 1998); Director of
                              AmericGas Partners, L.P. (until 1997) (gas
                              distribution) Director EnergyNorth, Inc. (until
                              1995); Director, Parks and History Association
                              (since 2001).

                                                        Principal Occupation(s)                              Number of
Name, (Age), Address(1)                                 and other Directorships                 Trustee      John Hancock
and Position with the Funds                           During the Past Five Years                 Since     Funds overseen
---------------------------                           --------------------------                 -----     --------------
                                                        NOMINEES FOR ELECTION
                                                   TERM TO EXPIRE IN 2006 continued

John A. Moore                          President and Chief Executive Officer, Institute for       2002           39
(Age 63)                               Evaluating Health Risks (non-profit institution)
Independent Trustee                    (until 2001); Senior Scientist, Sciences International
                                       (health research) (since 1998); Principal Hollyhouse
                                       (consulting) (since 2000); Director, CIT (non-profit
                                       research) (since 2002).

Maureen R. Ford*                       Executive Vice President, John Hancock Financial           2000           61
(Age 47)                               Services, Inc., John Hancock Life Insurance
Interested Trustee                     Company; Chairman, Director, President and Chief
Chairman, President and                Executive Officer, John Hancock Advisers, LLC (the
Chief Executive Officer                "Adviser") and The Berkeley Financial Group, Inc.
                                       ("The Berkeley Group"); Chairman, Director and
                                       Chief Executive Officer, John Hancock Funds, LLC
                                       ("John Hancock Funds"); Director, John Hancock
                                       Subsidiaries, LLC; Chairman, Director and Chief
                                       Executive Officer, Sovereign Asset Management
                                       Corporation (SAMCorp.); Director, Independence
                                       Investment LLC and Independence Fixed Income
                                       LLC and Signature Services, Inc.; Senior Vice
                                       President, MassMutual Insurance Co. (until 1999).

                                                  TRUSTEES NOT STANDING FOR ELECTION
                                                        TERM TO EXPIRE IN 2004

Patti McGill Peterson                  Executive Director, Council for International Exchange     2002           39
(Age 59)                               of Scholars (since 1998); Vice President, Institute of
Independent Trustee                    International Education (since 1998); Senior Fellow,
                                       Cornell Institute of Public Affairs, Cornell University
                                       (until 1997); President Emerita of Wells College and
                                       St. Lawrence University; Director, Niagara Mohawk
                                       Power Corporation (electric utility).

                                                  Principal Occupation(s)                                   Number of
Name, (Age), Address(1)                           and other Directorships                     Trustee      John Hancock
and Position with the Funds                     During the Past Five Years                     Since     Funds overseen
---------------------------                     --------------------------                     -----     --------------
                                           TRUSTEES NOT STANDING FOR ELECTION
                                            TERM TO EXPIRE IN 2004 continued

Steven R. Pruchansky            Chairman and Chief Executive Officer, Mast Holdings,           1994            30
(Age 58)                        Inc. (since 2000); Director and President, Mast
Independent Trustee             Holdings, Inc. (until 2000); Managing Director,
                                JonJames, LLC (real estate) (since 2001); Director, First
                                Signature Bank & Trust Company (until 1991);
                                Director, Mast Realty Trust (until 1994); President,
                                Maxwell Building Corp. (until 1991).

Norman H. Smith                 Lieutenant General, United States Marine Corps;                1994            30
(Age 69)                        Deputy Chief of Staff for Manpower and Reserve
Independent Trustee             Affairs, Headquarters Marine Corps; Commanding
                                General III Marine Expeditionary Force/3rd Marine
                                Division (retired 1991).

                                          TRUSTEES NOT STANDING FOR ELECTION
                                                TERM TO EXPIRE IN 2005

James F. Carlin                 Chairman and CEO, Alpha Analytical Laboratories                1994            30
(Age 62)                        (chemical analysis), Part Owner and Treasurer,
Independent Trustee             Lawrence Carlin Insurance Agency, Inc. (since 1995);
                                Part Owner and Vice President, Mone Lawrence Carlin
                                Insurance Agency, Inc. (since 1996); Director/
                                Treasurer, Rizzo Associates (until 2000); Chairman and
                                CEO, Carlin Consolidated, Inc. (management/
                                investments); Director/Partner, Proctor Carlin & Co.
                                Inc. (until 1999); Trustee, Massachusetts Health and
                                Education Tax Exempt Trust; Director of the following:
                                Uno Restaurant Corp. (until 2001), Arbella Mutual
                                (insurance), (until 2000), HealthPlan Services, Inc.
                                (until 1999), Flagship Healthcare, Inc. (until 1999),
                                Carlin Insurance Agency, Inc. (until 1999), Chairman,
                                Massachusetts Board of Higher Education (until 1999).

                                                      Principal Occupation(s)                                 Number of
Name, (Age), Address(1)                               and other Directorships                   Trustee      John Hancock
and Position with the Funds                          During the Past Five Years                  Since     Funds overseen
---------------------------                          --------------------------                  -----     --------------
                                                TRUSTEES NOT STANDING FOR ELECTION
                                                 TERM TO EXPIRE IN 2005 continued

William H. Cunningham                  Former Chancellor, University of Texas System and          1994           30
(Age 59)                               former President of the University of Texas, Austin,
Independent Trustee                    Texas; Chairman and CEO , IBT Technologies (until
                                       2001); Director of the following: The University of
                                       Texas Investment Management Company (until
                                       2000), Hire.com (since 2000), STC Broadcasting,
                                       Inc. and Sunrise Television Corp. (until 2001),
                                       Symtx, Inc. (since 2001), Adorno/Rogers
                                       Technology, Inc. (since 2001), Pinnacle Foods
                                       Corporation (since 2001), rateGenius (since 2001),
                                       LaQuinta Motor Inns, Inc. (hotel management
                                       company) (until 1998), Jefferson-Pilot Corporation
                                       (since 1985) (diversified life insurance company),
                                       New Century Equity Holdings (formerly Billing
                                       Concepts) (until 2001), eCertain (until 2001),
                                       ClassMap.com (until 2001), Agile Ventures (until
                                       2001), LBJ Foundation (until 2000), Golfsmith
                                       International, Inc. (until 2000), Metamor Worldwide
                                       (until 2000), AskRed.com (until 2001), Southwest
                                       Airlines and Introgen; Advisory Director, Q
                                       Investments; Advisory Director, Chase Bank
                                       (formerly Texas Commerce Bank -- Austin), Lin
                                       Television (since 2002) and WilTel Communications
                                       (since 2002).

John P. Toolan                         Director, The Smith Barney Muni Bond Funds, The            1994           30
(Age 72)                               Smith Barney Tax-Free Money Funds, Inc., Vantage
Independent Trustee                    Money Market Funds (mutual funds), The
                                       Inefficient-Market Fund, Inc. (closed-end investment
                                       company) and Smith Barney Trust Company of
                                       Florida; Chairman, Smith Barney Trust Company
                                       (retired 1991); Director, Smith Barney, Inc., Mutual
                                       Management Company and Smith Barney Advisers,
                                       Inc. (investment advisers) (retired 1991); Senior
                                       Executive Vice President, Director and member of
                                       the Executive Committee, Smith Barney, Harris
                                       Upham & Co., Incorporated (investment bankers)
                                       (until 1991).

                                                      Principal Occupation(s)                                 Number of
Name, (Age), Address(1)                               and other Directorships                   Trustee      John Hancock
and Position with the Funds                          During the Past Five Years                  Since     Funds overseen
---------------------------                          --------------------------                  -----     --------------
                                                TRUSTEES NOT STANDING FOR ELECTION
                                                 TERM TO EXPIRE IN 2005 continued

John M. DeCiccio*                      Executive Vice President and Chief Investment              2001           61
(Age 54)                               Officer, John Hancock Financial Services, Inc.;
Interested Trustee                     Director, Executive Vice President and Chief
                                       Investment Officer, John Hancock Life Insurance
                                       Company; Chairman of the Committee of Finance
                                       of John Hancock Life Insurance Company; Director,
                                       John Hancock Subsidiaries, LLC, Hancock Natural
                                       Resource Group, Independence Investment LLC,
                                       Independence Fixed Income LLC, The Berkeley
                                       Financial Group, LLC, John Hancock Funds, LLC
                                       Massachusetts Business Development Corporation;
                                       Director, Insurance Agency, Inc. (until 1999) and
                                       John Hancock Signature Services, Inc. (until 1997).

* "Interested person," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of the fund and the Adviser.

Executive Officers

     In addition to the Chairman, President and Chief Executive Officer (Ms.
Ford), the table below lists the fund's executive officers.

Name, (Age), Address(1)          Principal Occupation(s)                                     Officer
and Position with the Funds      During the Past Five Years                                   Since
---------------------------      --------------------------                                   -----
William L. Braman                Executive Vice President and Chief Investment Officer,       2000
(Age 49)                         each of the John Hancock funds and the Adviser;
Executive Vice President         Executive Vice President and Chief Investment Officer,
and Chief Investment Officer     Baring Asset Management, London, U.K. (until May
                                 2000).

Susan S. Newton                  Senior Vice President and Secretary, each of the John        1994
(Age 52)                         Hancock funds; Senior Vice President, Secretary and
Senior Vice President            Chief Legal Officer, the Adviser, John Hancock Funds,
and Secretary                    LLC, The Berkeley Group and SAMCorp.

Richard A. Brown                 Senior Vice President, Chief Financial Officer and           2000
(Age 53)                         Treasurer, the Adviser, the John Hancock Fund
Senior Vice President            Complex, and The Berkeley Group; Second Vice
And Chief Financial Officer      President and Senior Associate Controller, Corporate
                                 Tax Department, John Hancock Financial Services, Inc.
                                 (until 2001).

William H. King                  Vice President and Treasurer, each of the John Hancock       1994
(Age 50)                         funds; Vice President, the Adviser.
Vice President and Treasurer

Thomas H. Connors                Vice President and Compliance Officer, each of the           1996
(Age 43)                         John Hancock funds and the Adviser; Vice President,
Vice President and               John Hancock Funds, LLC.
Compliance Officer

(1) Business address for independent and interested Trustees and officers is 101 Huntington Avenue, Boston Massachusetts 02199

     The fund's Board of Trustees currently has five standing Committees: The Audit Committee, the Administration Committee, the Contracts/Operations Committee, the Investment Performance Committee and the Coordinating Committee. Each Committee is comprised of Independent Trustees who are not "interested persons."

     The Board of Trustees held four meetings during the fund's fiscal year ended October 31, 2002. No Trustees, except Mr. DeCiccio, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Trustees of the fund and (2) the total number of meetings held by all committees of the Trust on which they serve. Mr. DeCiccio attended 50% of the meetings.

     The Board of Trustees has an Audit Committee consisting of Messrs. Carlin, Ladner, Moore and Toolan. All members of the Audit Committee are Independent under the New York Stock Exchange's Revised Listing Rules and each member is financially literate with at least one having accounting or financial management expertise. The Board has adopted a written charter for the Audit Committee, which is attached as Exhibit A. The Audit Committee held four meetings during the fund's 2002 fiscal year. The Audit Committee recommends to the full board the appointment of outside auditors for the fund, oversees and monitors the audit of the fund, communicates with both the independent auditors and inside auditors on a regular basis and provides a forum for the auditors to report and discuss any matters they deem appropriate at any time. The Audit Committee reports that it has (1) reviewed and discussed the fund's audited financial statements with management; (2) discussed with the independent auditors the matters relating to the quality of the fund's financial reporting as required by SAS 61; (3) received written disclosures and an independence letter from the independent auditors required by ISB Standard No. 1, and discussed with the auditors their independence; and (4), based on these discussions, recommended to the Board that the fund's financial statements be included in the fund's annual report for the last fiscal year.

     The Board of Trustees has a special nominating committee known as the Administration Committee. The Administration Committee members are Messrs. Carlin, Cunningham, Dion, Ladner, Moore, Pruchansky, Smith, Toolan and Ms. Peterson. The Administration Committee held four meetings during the fund's 2002 fiscal year. The Administration Committee selects and nominates for appointment and election candidates to serve as Trustees who are not "interested persons." The Administration Committee also coordinates with Trustees who are interested persons in the selection and election of fund officers. The Administration Committee will consider nominees recommended by shareholders to serve as Trustees, provided that shareholders submit recommendations in compliance with all of the pertinent provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

     The Board of Trustees has a Contracts/Operations Committee. The Contracts/Operations Committee members are Messrs. Cunningham and Pruchansky. The Contract/Operations Committee held five meetings during the fund's 2002 fiscal year. The Contracts/Operations Committee oversees the initiation, operation and renewal of the various contracts between the fund and other entities. These contracts include advisory and subadvisory agreements, custodial and transfer arrangements and arrangements with other service providers.

     The Board of Trustees has an Investment Performance Committee. The Investment Performance Committee members are Messrs. Dion, Smith and Ms Peterson. The Investment Performance Committee held four meetings during the fund's 2002 fiscal year. The Investment Performance Committee monitors and analyzes the performance of the fund generally, consults with the Adviser as necessary with respect to matters considered to require special attention and reviews peer groups and other comparative standards as necessary.

     The Board of Trustees has a Coordinating Committee. The Coordinating Committee members are the chairpersons of the other four standing committees. The Coordinating Committee assures consistency of action among committees, reviews Trustee compensation, evaluates Trustee performance and considers committee membership rotations as well as relevant corporate governance issues.

Trustee Ownership

     The following table provides a dollar range indicating each Trustee's ownership of equity securities of the fund as well as aggregate holdings of equity securities of all John Hancock funds overseen by the Trustee, as of December 31, 2002.

                              Trustee Holdings(1)

                                 Bank and Thrift              All John Hancock
                                 Opportunity Fund              funds overseen
                                 ----------------              --------------
Name of Trustee            Shares        Dollar Range           Dollar Range
---------------            ------        ------------           ------------
Independent Trustees
James F. Carlin               400        $1 - $10,000         $10,001 - $50,000
William H. Cunningham          --             --              $10,000 - $50,000
Ronald R. Dion                100        $1 - $10,000           Over $100,000
Charles L. Ladner             800        $1 - $10,000           Over $100,000
John A. Moore                  --             --                Over $100,000
Patti McGill Peterson          --             --                Over $100,000
Steven R. Pruchansky          500        $1 - $10,000           Over $100,000
Norman H. Smith             1,468      $10,001 - $50,000        Over $100,000
John P. Toolan              7,102     $50,001 - $100,000     $50,000 - $100,000

Interested Trustees
John M. DeCiccio               --             --                Over $100,000
Maureen R. Ford               100        $1 - $10,000           Over $100,000

(1) The amounts reflect the aggregate dollar range of equity securities beneficially owned by the Trustees in the fund and in all John Hancock funds overseen by each Trustee. For each Trustee, the amounts reflected include share equivalents of certain John Hancock funds in which the Trustee is deemed to be invested pursuant to the Deferred Compensation Plan for Independent Trustees, as more fully described under "Remuneration of Officers and Trustees". The information as to beneficial ownership is based on statements furnished to the fund by the Trustees. Each of the Trustees has all voting and investment powers with respect to the shares indicated. None of the Trustees beneficially owned individually, and the Trustees and executive officers of the funds as a group did not beneficially own, in excess of one percent of the outstanding shares of any fund.

Compliance with Section 16(a) Reporting Requirements

     Section 16(a) of the Securities Exchange Act of 1934 requires the fund's executive officers, Trustees and persons who own more than ten percent of the fund's shares ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Trustees and 10% Shareholders are required by SEC regulations to furnish the fund with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the fund and representations that no other reports were required to be filed, the fund believes that during the past fiscal year its executive officers, Trustees and 10% Shareholders complied with all applicable Section 16(a) filing requirements.

Remuneration of Trustees and Officers

     The following table provides information about the compensation paid by the fund and the other investment companies in the John Hancock fund complex to the Independent Trustees for their services for the year ended October 31, 2002. The two non-Independent Trustees, Ms. Ford and Mr. DeCiccio, and each of the fund's officers are interested persons of the Adviser, are compensated by the Adviser and/or its affiliates and receive no compensation from the fund for their services.

                                                            Total Compensation
                                     Aggregate                 All Funds in
                                    Compensation            John Hancock Fund
Independent Trustees               from the Fund                Complex(1)
------------------------           -------------            ------------------
James F. Carlin                       $ 5,597                    $ 75,000
William H. Cunningham*                  5,549                      75,100
Ronald R. Dion*                         5,597                      75,000
Charles L. Ladner                       5,404                      72,000
John A. Moore*+                            --                      72,000
Patti McGill Peterson+                     --                      72,000
Steven R. Pruchansky*                   5,355                      72,100
Norman H. Smith*                        5,858                      78,000
John P. Toolan*                         5,346                      72,000
                                      -------                    --------
Totals                                $38,706                    $663,200

(1) The total compensation paid by the John Hancock Fund Complex to the Independent Trustees for the calendar year ended December 31, 2002. All the Independent Trustees are Trustees of 30 funds in the John Hancock fund complex, except for Ms. McGill Peterson and Mr. Moore who are Trustees of 39 funds.
* As of December 31, 2002, the value of the aggregate accrued deferred compensation amount from all funds in the John Hancock fund complex for Mr. Cunningham was $428,963, for Mr. Dion was $122,717, for Mr. Moore was $203,650, for Mr. Pruchansky was $95,779, for Mr. Smith was $204,328 and for Mr. Toolan was $517,774 under the John Hancock Deferred Compensation Plan for Independent Trustees (the "Plan"). Under the Plan, an Independent Trustee may elect to have his or her deferred fees invested by a fund in shares of one or more funds in the John Hancock fund complex and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees does not obligate the fund to retain the services of any Trustee or obligate the fund to pay any particular level of compensation to the Trustee.
+ Mr. Moore and Ms. McGill Peterson appointed Trustees of the funds effective January 1, 2002 and served without compensation for the most recently completed fiscal year.

Material Relationships of the Independent Trustees

     As of December 31, 2002, none of the Independent Trustees, nor any immediate family member, owns shares of John Hancock Advisers, LLC (the "investment adviser") or a principal underwriter of the Fund, nor does any such person own shares of a company controlling, controlled by or under common control with the investment adviser or a principal underwriter of the fund.

     There have been no transactions by the fund since the beginning of the fund's last two fiscal years, nor are there any transactions currently proposed, in which the amount exceeds $60,000 and in which any trustee of the fund or any immediate family members has or will have a direct or indirect material interest, nor have any of the foregoing persons been indebted to the fund in an amount in excess of $60,000 at any time since that date.

     No Independent Trustee, nor any immediate family member has had, in the past five years, any direct or indirect interest, the value of which exceeds $60,000, in the investment adviser, a principal underwriter of the fund or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with, the investment adviser or principal underwriter of the fund. Moreover, no Independent Trustee or immediate family member has, or has had in the last two fiscal years of the fund, any direct or indirect relationships or material interest in any transaction or in any currently proposed transaction, in which the amount involved exceeds $60,000, in which the following persons were or are a party: the fund, an officer of the fund, any investment company sharing the same investment adviser or principal underwriter as the fund or any officer of such a company, any investment adviser or principal underwriter of the fund or any officer of such a party, any person directly or indirectly controlling, controlled by or under common control with, the investment adviser or principal underwriter of the fund, or any officer of such a person.

     Within the last two completed fiscal years of the fund, no officer of any investment adviser or principal underwriter of the fund or of any person directly or indirectly controlling, controlled by or under common control with the investment adviser or principal underwriter of the fund, has served as a director on a board of a company where any of the Independent Trustees or nominees of the fund, or immediate family members of such persons, has served as an officer.

Legal Proceedings

     There are no material pending legal proceedings to which any trustee or affiliated person is a party adverse to the fund or any of its affiliated persons or has a material interest adverse to the fund or any of its affiliated persons. In addition, there have been no legal proceedings that are material to an evaluation of the ability or integrity of any trustee or executive officer of the fund within the past five years.

                                   PROPOSAL 2
                          RATIFICATION OF SELECTION OF
                       THE INDEPENDENT PUBLIC ACCOUNTANTS

     The Trustees, including a majority of the Independent Trustees, have selected Deloitte & Touche LLP ("Deloitte & Touche") to act as independent public accountants for the fund's fiscal year ending October 31, 2003.

     The following table sets forth the aggregate fees billed by the independent accountants for the calendar year ended December 31, 2002 for professional services rendered for: (i) the audit of the fund's annual financial statements and the review of financial statements included in the fund's reports to shareholders; (ii) financial information systems design and implementation services provided to the fund, the Adviser and entities that control, are controlled by or under common control with the Adviser that provide services to the fund; (iii) all other services provided to the fund; and (iv) all other services provided to the Adviser and entities that control, are controlled by or under common control with the Adviser that provide services to the fund ("Adviser Affiliates").

                                                   Financial                          All other fees
                                                  information                          for services
                                                systems design     All other fees     provided to the
                                                      and           for services        Adviser and
                                                implementation       provided to          Adviser
                                 Audit fees          fees               Fund            Affiliates
                                 ----------     --------------     --------------     ---------------
Bank and Thrift Opportunity        $34,450          $30,000            $2,800             $60,313

     The Audit Committee of each fund has considered whether the receipt of non-audit fees by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

     Deloitte & Touche has advised the fund that it has no direct or indirect financial interest in the fund. This selection is subject to the approval by the shareholders of the fund at the meeting. The enclosed proxy card provides space for instructions directing the proxies named on the proxy card to vote for, against, or abstain from, ratifying that selection. A representative of Deloitte & Touche is expected to be present at the meeting, will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions relating to the examination of the fund's financial statements.

     The Board of Trustees, including all the Independent Trustees, unanimously recommends that shareholders ratify the selection of Deloitte & Touche as independent public accountants of the fund for the fiscal year ending October 31, 2003.

Vote Required to Ratify the Selection of Independent Public Accountants

     The approval of a "majority" of the shares of the fund is required to ratify the selection of Deloitte & Touche as such fund's independent public accountants.

                                   PROPOSAL 3
                              SHAREHOLDER PROPOSAL

     A beneficial owner (the "Proponent") of shares of the fund has submitted the following proposal and supporting statement. The Proponent has advised the fund that, at the time it submitted its proposal to the fund, it owned shares of the fund with a market value of at least $2,000 continuously for the preceding year and intends to maintain the required ownership through the date of the Meeting. The fund will provide the name and address of the shareholder and the number of shares owned by it to any person who so requests such information orally or in writing, promptly upon receipt of request for such information. The Board of Trustees and the fund accept no responsibility for the accuracy of either the proposal or the Proponent's supporting statement.

     For the reasons stated in the Board of Trustees Opposing Statement, the Board of Trustees recommends a vote AGAINST this proposal.

     The text of the Proponent's proposal and supporting statement follows:

Proponent's proposal and supporting statement

     RESOLVED: It is recommended that the John Hancock Bank & Thrift Opportunity Fund ("BTO") be merged into the John Hancock Regional Bank Fund, an open-end fund.

     Supporting Statement:

     BTO has traded at a sizeable discount to its net asset value ("NAV") for a long time. Recently, the discount stood at about 17% or more than $1.50 per share.

     Merging BTO into an open-end fund would eliminate any discount to NAV. The John Hancock Regional Bank Fund, an open-end fund with a similar objective, would be an ideal merger partner. James Schmidt is the lead manager of both funds and three of the five largest positions held in each fund are identical.

     If BTO is merged into the John Hancock Regional Bank Fund, shareholders could redeem their shares at NAV at any time. If you would like to see BTO's discount eliminated, we urge you to vote in favor of this proposal.

BOARD OF TRUSTEES OPPOSING STATEMENT

     The Board recommends that you vote AGAINST the proposal. The reasons for the Board's recommendation are:

     o The fund has had superior long-term performance, both on an absolute basis and relative to its peers and benchmark index. The Trustees believe that implementation of the Proponent's proposal would likely undermine the fund's future performance.

     o The fund has had better performance than the open-end fund into which the Proponent has proposed the fund merge. This performance advantage is largely attributable to the benefits of the closed-end structure for the fund's investment approach.

     o A merger into an open end fund or conversion to an open-end format is not in the interest of long-term shareholders because of the significant tax burden that long-term shareholders are likely to bear as a result of the anticipated high level of redemptions following such a merger or conversion.

     o The investment company into which the Proponent recommends the fund merge has rejected the proposal.

     The fund has successfully maintained a very favorable return in a difficult market environment. The Trustees believe that the most compelling reason to reject the proposal is the fund's relative performance. The past several years have been difficult for investing in the equities markets, including the market for regional bank stocks. In that difficult market, the fund has consistently performed better than its performance benchmark index and the average fund focusing upon investments in banks and financial service companies. The fund has, as of December 31, 2002, an overall four star rating from Morningstar, including a five star rating for the three year period and a three star rating for the five year period. The table below shows the average annual total return of the fund for the one, three and five year period and the average annual total return since inception. The fund's return is shown both on the basis of net asset value (reflecting only the portfolio's investment performance) and market value (reflecting both investment performance and changes in the premium or discount of market value to net asset value at which fund shares trade). The table also shows the return of the S&P Financial Index, and of the fund's peer group of closed-end sector equity funds as determined by Lipper Analytical Services, for the same periods.

                          AVERAGE ANNUAL TOTAL RETURNS
                            (As of December 31, 2002)

                                                                      S&P
Period                               Fund                       Financial Index     Lipper Peer Group
------                               ----                       ---------------     -----------------
                     NET ASSET VALUE     MARKET VALUE PRICE
                     ---------------     ------------------
1 Year                     2.81%                1.79%               -14.64%              -15.60%
3 Years                   10.11                 7.74                 -0.78                -4.62
5 Years                    2.67                -2.61                  2.54                 2.92
Since Inception           14.97                13.09                   N/A                  N/A

     As the performance information above demonstrates, the fund has consistently delivered superior investment performance both on an absolute basis and relative to competitive measures. In light of that superior performance and the Trustees belief that conversion to the open-end structure would adversely affect performance going forward, the Trustees do not believe that a proposal to reorganize the fund is in the best interest of shareholders.

     The fund's investment strategy is highly suited to a closed-end structure. The fund focuses on the securities of regional banks, particularly securities of issuers that have not yet attracted the attention of Wall Street research. Because this strategy is based upon the long-term realization of the securities' fundamental value, John Hancock Advisers believes that it is able to achieve superior returns compared to an open-end structure in which the portfolio managers must focus more of the fund on highly liquid investments. The John Hancock Funds include John Hancock Regional Bank Fund, an open-end fund. As of December 31, 2002, this fund has an overall three star rating from Morningstar, including a three star rating for the three year period and a two star rating for the five year period. This fund is managed by the same portfolio management team and also focuses upon banking stocks. Your fund has outperformed this open-end fund. The portfolio manager attributes the fund's ability to outperform Regional Bank Fund (which he also manages) to the fund's closed-end structure for the following reasons:

     o The fund's closed-end structure has been instrumental in allowing the pursuit of opportunistic bank stock investments across all ranges of capitalization. Historically, the fund has had a greater concentration than Regional Bank Fund in smaller cap issues, which tend to be less liquid. The fund could shift in that direction again depending on market conditions, while Regional Bank Fund has less flexibility to do so. Having this additional flexibility was the principal reason the fund was created in 1994, many years after Regional Bank Fund began operation, and it remains valid today.

     o The fund's closed-end structure also provides the fund the ability to be fully invested, not be required to maintain a level of cash to meet redemptions, nor incur transaction costs in selling portfolio securities to meet unanticipated redemption levels. Because the fund would not need to sell securities to meet redemptions, and thus could avoid realizing gains which would be taxable to the remaining shareholders, there could be additional tax advantages for a closed-end structured fund.

     The following table shows the return of your fund (at net asset value and market value) compared to the return of John Hancock Regional Bank Fund's Class A shares (at net asset value). The table also shows the fund's return relative to the average return (at net asset value) of the fund's peer group of open-end mutual funds focusing on bank stocks as determined by Lipper. Regional Bank Fund, as of December 31, 2002, had substantially more assets than the fund with over $2.3 billion compared to the fund's approximately $728.3 million. Regional Bank Fund's expense ratio for the fiscal period ended October 31, 2002 was 1.35% (Class A shares) compared to 1.43% for the fund for the same period. All returns shown are net of these expenses.

                          AVERAGE ANNUAL TOTAL RETURNS
                           (As of December 31, 2002)

                                                         Regional         Lipper Open-End
Period                       Fund                       Bank Fund     Financial Service Funds
------                       ----                       ---------     -----------------------
             NET ASSET VALUE     MARKET VALUE PRICE
1 Year             2.81%                1.79%             -2.90%              -10.87
3 Years           10.11                 7.74               6.56                 3.84
5 Years            2.67                -2.61               0.64                 2.99

     The Board believes that the advantages to the fund of operating in the closed-end structure have been significant and that the fund's ability to continue to provide these favorable returns will be undermined if the Proponent's proposal is implemented.

     Long-term shareholders may bear a significant burden if the fund merges with an open-end fund. Merger into an open-end fund would raise the possibility of the fund suffering substantial redemptions of shares, particularly in the period immediately following the merger. A study conducted by CDA/Weisenberger(1), an independent mutual fund tracking service, provides evidence that long-term shareholders can be harmed when a fund converts to the open-end structure. The study reviewed conversions of 10 closed-end funds and found that:

     o Within six months after conversion, the funds experienced an average decrease in net assets of 28.18%.

     o Shareholders experienced significant tax liability as they received post-conversion capital gains distributions averaging $6.21 per share versus an average distribution during the five years prior to conversion of $1.20 per share.

     Based upon recent redemption experience in the Regional Bank Fund, it is anticipated that up to 50% of the fund's assets could be redeemed following the merger. To meet this level of redemptions, the merged fund would have to liquidate holdings to generate cash to satisfy the redemptions. These sales would result in the fund's realization of significant additional capital gains, which would be distributed to the remaining shareholders who would incur a significant tax liability. Assuming redemptions equal to 50% of the fund's net assets and the sale of an equal portion of each security in the merged fund to meet this level of redemptions, the per share amount of incremental realized gain is estimated to be approximately $2.18. Outgoing shareholders would capture the value of those gains through redemption of their shares but without having to pay tax on the fund's capital gains, which were realized. Remaining shareholders would receive an estimated capital gains distribution of $2.18 per shares (based on the foregoing assumptions) and would be required to pay taxes on that distribution. Thus, these distributions and the associated tax liabilities would disproportionately impact long-term shareholders who remain in the fund.

------------
(1) Copyright 1998 Wiesenberger. A Thomson Financial Company, Reprinted by permission.

     If this proposal is approved at this meeting, and subsequently by the fund's Board of Trustees, the fund must call a shareholder meeting for the specific purpose of voting on a merger. The proposal is only a recommendation that the Board of Trustees consider a merger of the fund into Regional Bank Fund and is not binding on the Board of Trustees. If the Board of Trustees accepts the recommendation, the fund's organizational documents would require another shareholder meeting be held to consider any merger recommended by the Board of Trustees. The anticipated costs of such a meeting and the merger are expected to be approximately $300,000.

     The proposal requires the approval of another fund, which fund rejected the proposal. The Proponent's proposal could only be implemented if approved by the Board of Trustees of John Hancock Regional Bank Fund. The Board of Trustees of John Hancock Regional Bank Fund were advised of this shareholder proposal and have advised your fund that it does not believe the proposed reorganization is in the best interest of Regional Bank fund shareholders at this time.

     Elimination of the discount is not necessarily in the best interest of long-term shareholders. Your fund's shares have traded on the New York Stock Exchange primarily at prices that represent a discount from the fund's net asset value per share in recent years. Market discounts (and possible premiums) are an inherent consequence of the closed-end fund format. They are affected by supply and demand for fund shares, but their exact cause has not been adequately explained by financial analysts or academic studies. In any event, discounts can vary widely over time and a market discount can be an investment advantage. For example, a discount of 10% presents the opportunity to buy $100 worth of working investment assets for $90. In addition, the discount does not have a negative effect upon shareholder returns if the level of the discount remains steady. While you may sell your shares at a discount to the underlying net asset value, if the discount has been relatively constant, you probably also purchased those shares at a discount from net asset value. Although expansion of the fund's discount has been detrimental to market value performance over the past five years, contraction of the fund's discount in the past year has boosted more recent market value performance.

     The Board has considered a variety of alternatives to address the discount and has taken specific actions to seek to narrow the discount. While the Board recognizes that discounts are a common feature of closed-end stock exchange listed funds, the Board still regularly considers measures that could reduce the size of the discount. The measures that the Trustees have considered include purchasing fund shares in the open market, conducting tender offers for the shares, adopting a managed distribution plan, converting to an open-end structure and purchasing shares of particular shareholders at net asset value (which the Board has rejected as being discriminatory). Over the past five years, the fund has varied from a discount of 21.63% to a premium of 13.59% and was at a discount of 12.63% at December 31, 2002.

     Of the various alternatives that the Trustees considered, they determined that measures such as tender offers, open market purchases and conversion to an open-end fund are not in the best interests of the fund and its shareholders. The Trustees strongly believe, based on their experience and conclusions of industry studies, that most of the measures other funds have adopted to reduce the discount:

     o have not had any long-term effect on the discount. Once the tender offer or repurchase program is over, for example, the discount typically reverts to what it would have been without such purchases. During the period from 1996 through 1999, the fund conducted share repurchases totaling approximately $62 million, including approximately $38 million in 1999. The Board discontinued the repurchase program after concluding that, while it boosted performance in the short-term, it did not reduce the discount on a long-term basis;

     o can have adverse consequences to the fund and its shareholders. By reducing the size of the fund, these measures also tend to increase the fund's expense ratio and consequently reduce its yield. In order to fund a share repurchase, the fund may also need to incur unnecessary taxable gains, which will be imposed upon the long-term holders of the fund's shares;

     o tend to benefit short-term shareholders to the detriment of longer term investors. These measures are frequently favored by market professionals who are only interested in holding the fund's shares for a shortperiod in anticipation of the discount being reduced. If the program does temporarily reduce the discount, they sell their shares and the discount returns.

     o are steps that may lead to the ultimate liquidation of the fund. Reduced size can lead to higher per share costs and less efficient investing. As these measures slowly drain assets from the fund, the fund can cease to be viable at some point and could result in increased capital gains for shareholders who remain.

     The Board is not recommending that the fund be merged into Regional Bank Fund or take any action at this time which would materially alter the structure of the fund. However, the Board will continue in the future to evaluate whether the options available to the fund to seek to narrow the discount are in the best interests of shareholders. In the past the fund has undertaken open market purchases and the Board periodically has considered tender offers and conversion to an open end fund. Whether or not the proposal receives the support of a majority of the outstanding shares, the Board will continue to exercise its fiduciary responsibilities with respect to the fund, which would include a review of the size of the discount.

Required vote

     Adoption of the shareholder proposal will require the approval of the majority of votes validly cast at the meeting.

Recommendation

     For the reasons set forth above, the trustees of your fund recommend that shareholders vote against the shareholder proposal.

                                 MISCELLANEOUS

Voting; Quorum; Adjournment

     The following vote is required to approve each respective proposal:

Proposal                             Vote Required
------------------------------------ -------------------------------------------------------------------------
Election of Trustees                 A plurality of all votes cast, assuming a quorum exists.* A "plurality"
(Proposal 1)                         means that the six nominees up for election receiving the greatest number of votes will be elected as trustees, regardless of the number of votes cast.

Ratification of Public Accountants   The affirmative vote of more than 50% of the votes cast, assuming a
(Proposal 2)                         quorum exists.*

Shareholder Proposal                 The affirmative vote of more than 50% of the votes cast, assuming a
(Proposal 3)                         quorum exists.*

* In order for a "quorum" to exist, a majority of the shares outstanding and entitled to vote must be present at the meeting, either in person or by proxy, determined in accordance with the table below.

     Proposals 1 and 2 in this proxy statement are considered routine matters on which brokers holding shares in "street name" may vote without instruction under the rules of the New York Stock Exchange.

     The following table summarizes how the quorum and voting requirements are determined.

Shares                      Quorum                                   Voting
-------------------------   --------------------------------------   -----------------------------------------
In General                  All shares "present" in person or by     Shares present in person will be voted
                            proxy are counted in determining         in person by the shareholder at the
                            whether a quorum exists.                 meeting. Shares present by proxy will be
                                                                     voted by the proxyholder in accordance
                                                                     with instructions supplied in the proxy.

Broker Non-Vote             Considered "present" at meeting.         Not Voted. Same effect as a vote
                                                                     "against" a proposal.

Proxy with No Voting        Considered "present" for determining     Will be voted "for" proposal 1 and 2
Instruction (other than     whether a quorum exists.                 and "against" proposal 3 by the
Broker Non-Vote)                                                     proxyholder.

Vote to Abstain             Considered "present" for determining     Disregarded. Because abstentions are not
                            whether a quorum exists.                 votes "cast," abstentions will have no
                                                                     effect on whether a proposal is
                                                                     approved.

     If a quorum is not present, the persons named as proxies may vote their proxies to adjourn the meeting to a later date. If a quorum is present, but there are insufficient votes to approve any proposal, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation. Shareholder action may be taken on one or more proposals prior to such adjournment. Proxies instructing a vote for a proposal will be voted in favor of an adjournment with respect to that proposal, and proxies instructing a vote against a proposal will be voted against an adjournment with respect to that proposal.

Expenses and Methods of Solicitation

     The costs of the meeting, including the solicitation of proxies, will be paid by the fund. Persons holding shares as nominees will be reimbursed by the fund, upon request, for their reasonable expenses in sending soliciting material to the principals of the accounts. In addition to the solicitation of proxies by mail, Trustees, officers and employees of the fund or of the fund's adviser may solicit proxies in person or by telephone. John Hancock Advisers, LLC, 101 Huntington Avenue, Boston, Massachusetts 02199-7603, serves as the fund's investment adviser and administrator. Mellon Investors Services LLC has been retained to assist in the solicitation of proxies at a cost of approximately $40,000, plus reasonable expenses.

Telephone Voting

     In addition to soliciting proxies by mail, by fax or in person, the fund may also arrange to have votes recorded by telephone by officers and employees of the fund or by the personnel of the adviser or the transfer agent or solicitor. The telephone voting procedure is designed to verify a shareholder's identity, to allow a shareholder to authorize the voting of shares in accordance with the shareholder's instructions and to confirm that the voting instructions have been properly recorded. If these procedures were subject to a successful legal challenge, the telephone votes would not be counted at the meeting. The fund has not obtained an opinion of counsel about telephone voting, but is currently not aware of any challenge.

     o A shareholder will be called on a recorded line at the telephone number in the fund's account records and will be asked to provide the shareholder's social security number or other identifying information.

     o The shareholder will then be given an opportunity to authorize proxies to vote his or her shares at the meeting in accordance with the shareholder's instructions.

     o To ensure that the shareholder's instructions have been recorded correctly, the shareholder will also receive a confirmation of the voting instructions by mail.

     o A toll-free number will be available in case the voting information contained in the confirmation is incorrect.

     o If the shareholder decides after voting by telephone to attend the meeting, the shareholder can revoke the proxy at that time and vote the shares at the meeting.

     You will also have the opportunity to submit your voting instructions using a touch-tone telephone by utilizing a service provided through a vendor. Voting via the telephone will not affect your right to vote in person if you decide to attend the meeting. To vote via the telephone, have your proxy card in hand when you call. You will be prompted to enter your control number on your card. The telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions were recorded properly. To vote by telephone:

     o    Read the proxy statement and have your card on hand.

     o    Dial the phone number on the card.

     o    Enter the control number found on the proxy card.

     o    Follow the directions given.

     o    Please call 1-800-852-0218 if you have any problems.

Internet Voting

     You will also have the opportunity to submit your voting instructions via the Internet by utilizing a program provided through a vendor. Voting via the Internet will not affect your right to vote in person if you decide to attend the meeting. Do not mail the proxy card if you are voting via the Internet. To vote via the Internet, you will need the "control number" that appears on your proxy card. These Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you are voting via the Internet you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne to you.

     o    Read the proxy statement and have your card on hand.

     o    Go to the website listed on the card.

     o    Enter the control number found on the proxy card.

     o Follow the directions on the website. Please call 1-800-852-0218 if you have any problems.

     o To insure that your instructions have been recorded correctly, you will receive a confirmation of your voting instructions immediately after your submission and also by e-mail if chosen.

Other Matters

     The management of the fund knows of no business to be brought before the meeting except as mentioned above. If, however, any other matters were properly to come before the meeting, the persons named on the enclosed proxy card intend to vote on those matters in accordance with their best judgment. If any shareholders desire additional information about the matters proposed for action, the management will provide further information.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the fund's annual meeting to be held in 2004 must be received by the fund at its offices at 101 Huntington Avenue, Boston, Massachusetts, no later than October 14, 2003 in order to be included in the fund's proxy statement and form of proxy relating to that meeting. For a shareholder proposal which is not included in the fund's proxy statement to be considered timely, it must be received by the fund no later than November 13, 2003.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

                                JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

Dated: February 10, 2003

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

                           For the John Hancock Funds

     The Audit Committee shall be composed of Independent Trustees only. The membership of the Committee shall consist of at least three Trustees who are each free of any relationship that, in the opinion of the Independent Trustees, may interfere with such member's individual exercise of independent judgment. Each Audit Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange and American Stock Exchange. One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the Independent Trustees. The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. It shall be the responsibility of the Committee to oversee the fund's auditing and accounting process, recommend to the full Board of Trustees the appointment of auditors for the fund, to monitor the audits of the fund, to communicate with both the external auditors and internal auditors on a regular basis, and to provide a conduit for such auditors to report and discuss any matters they deem appropriate at any time. The Committee shall also perform other tasks assigned to it, from time to time, by the Independent Trustees and, in all cases, will report its findings and recommendations to the Independent Trustees or the Committee on Administration.

     The Committee's responsibilities include:

     1. Recommending to the Board of Trustees the appointment of external auditors for the fund annually through the selection, evaluation and, where appropriate, replacement of the external auditor, and ensuring that the external auditors are ultimately accountable to the Audit Committee and the Board of Trustees.

     2. Meeting with the external auditors, the internal auditors, and the fund's senior management to review the form and substance of the fund's financial statements and reports.

     3. Reviewing the fund's internal and external audit functions and the extent and quality of the auditing program, including implementation of the Code of Ethics.

     4. Reviewing and discussing with the external auditors their objectivity, independence and accountability by meeting with the external auditors at least twice a year and receiving formal written statements from the external auditors describing their reporting relationships with the Audit Committee consistent with the Independent Standards Board Standard No. 1.

     5. Recommending to the Board of Trustees that it take appropriate action to satisfy itself of the external auditor's independence.

     6. Reviewing any problems that may arise out of the fund's accounting, auditing or financial reporting functions.

     7. Reviewing the auditing and other fees charged by the external auditing firms.

     8. Monitoring the procedures for allocating fund brokerage, the allocation of trades among various accounts under management and the fees and other charges for fund brokerage.

     9. Reviewing operating and internal control structure of custodian banks and transfer agents, including procedures to safeguard fund assets.

     10. Monitoring, to the extent required, securities pricing procedures and their implementation.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the external auditors are responsible for auditing those financial statements. The Committee and the Board of Trustees recognize that management (including the internal audit staff) and the external auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES                                            Please mark votes as in /X/
                                                                                            this example.

Your Board of Trustees recommends that you vote FOR proposals 1 and 2 and                  -----------------------------------------
AGAINST proposal 3.                                                                           JOHN HANCOCK BANK AND THRIFT
                                                                                                    OPPORTUNITY FUND
1. To elect the following nominees to serve as Trustees of the Fund.                       -----------------------------------------

(01) Ronald R. Dion    (02) Charles L. Ladner    (03) John A. Moore    (04) Maureen R. Ford

                FOR                           WITHHOLD
      / /       ALL               / /         FROM ALL
              NOMINEES                        NOMINEES



                ________________________________________
     / /        For all nominees except as noted above

2. To ratify the selection of Deloitte & Touche LLP as       FOR     AGAINST    ABSTAIN
   Independent public accountants.                           / /       / /        / /

3. To approve a shareholder proposal                         FOR     AGAINST    ABSTAIN
   recommending that the Board                               / /       / /        / /
   consider merging the Fund into the
   John Hancock Regional Bank Fund.

                                                                                Mark box at right if address change has been / /
                                                                                noted on the reverse side of this card.

                                                                                Specify your vote by marking the appropriate spaces.
                                                                                If no specification is made, this proxy will be
                                                                                voted for the nominees named in the proxy statement,
                                                                                in favor of proposal 2 and against proposal 3. The
                                                                                persons named as proxies have discretionary
                                                                                authority, which they intend to exercise as
                                                                                indicated above and according to their best judgment
                                                                                as to any other matters which may properly come
                                                                                before the meeting.

                                                                                Please be sure to sign and date this Proxy.


Signature: ___________________________ Date: _____________________ Signature: __________________________ Date: _____________________

------------------------------------------------------------------------------------------------------------------------------------
                                             [arrow up] FOLD AND DETACH HERE [arrow up]




                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                                Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.


                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


---------------------------------------     ---------------------------------------         ----------------------------
             Internet                                 Telephone                                     Mail
    http://www.eproxy.com/bto                       1-800-435-6710

Use the Internet to vote your proxy.          Use any touch-tone telephone to                  Mark, sign and date
Have your proxy card in hand when             vote your proxy. Have your proxy                  your proxy card
you access the web site. You will be    OR    card in hand when you call. You will   OR               and
prompted to enter your control                be prompted to enter your control                 return it in the
number, located in the box below, to          number, located in the box below,               enclosed postage-paid
create and submit an electronic               and then follow the directions                       envelope.
ballot.                                       given.
---------------------------------------     ---------------------------------------         ----------------------------


                                        If you vote your proxy by Internet or by telephone,
                                           you do NOT need to mail back your proxy card.

                 JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

                         Annual Meeting of Shareholders
                                 April 3, 2003

     The undersigned holder of shares of beneficial interest of John Hancock Bank and Thrift Opportunity Fund hereby appoints MAUREEN R. FORD, WILLIAM H. KING, and SUSAN S. NEWTON, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Annual Meeting of Shareholders of the Fund to be held on Thursday, April 3, 2003 at the offices of the Fund, 101 Huntington Avenue, Boston, Massachusetts, at 9:00 a.m., Eastern time, and at any and all adjournments thereof, in respect of all shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of this meeting are hereby revoked.

--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please complete, sign, date and return this proxy in the enclosed envelope as soon as possible. Please sign exactly as your name or names appear in the box on the reverse. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------



HAS YOUR ADDRESS CHANGED?     _____________________________________________

                              _____________________________________________

                              _____________________________________________

--------------------------------------------------------------------------------
                   [arrow up] FOLD AND DETACH HERE [arrow up]

John Hancock Logo                                             Mellon Logo


Glossary of Proxy Terms
-----------------------

Welcome to On-line Proxy Voting for
John Hancock Bank and Thrift
Opportunity Fund.

Please click on the proceed button below to continue to secure voting site.

[Proceed]

.......................
.......................
.......................

John Hancock Logo                                             Mellon Logo


Glossary of Proxy Terms
-----------------------

Please enter the 11-digit control number provided to you.
Do not enter any spaces in the control number field.

[              ]

Enter your e-mail address to receive an e-mail confirmation of your vote.

[              ]

Enter your e-mail address again for validation.

[              ]

[Submit]
.........................
.........................

John Hancock Logo                                             Mellon Logo


Glossary of Proxy Terms
-----------------------

                          JOHN HANCOCK BANK AND THRIFT
                                OPPORTUNITY FUND

                         Annual Meeting of Shareholders
                                 April 3, 2003

 The undersigned holder of shares of beneficial interest of John Hancock
Bank and Thrift Opportunity Fund hereby appoints MAUREEN R. FORD, WILLIAM H. KING, and SUSAN S. NEWTON, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Annual Meeting of Shareholders of the Fund to be held on Thursday, April 3, 2003 at the offices of the Fund, 101 Huntington Avenue, Boston, Massachusetts, at 9:00 a.m., Eastern time, and at any and all adjournments thereof, in respect of all shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of this meeting are hereby revoked.


Your Board of Trustees recommends that you vote
For proposals 1 and 2 and AGAINST proposal 3.

You may submit your vote as the Board of Trustees recommends by clicking this button.

[Submit Your Vote]


OR

1. To elect the following nominees to serve as Trustees of the Fund.

o For all nominees (except those marked below).
o Withhold authority for all nominees.

     Or, check the box for the Trustee(s) from whom you wish to withhold your vote:

          Nominees:

[ ] (01) Ronald R. Dion

[ ] (02) Charles L. Ladner

[ ] (03) John A. Moore

[ ] (04) Maureen R. Ford

2. To ratify the selection of Deloitte & Touche LLP as Independent public accountants.

o For
o Against
o Abstain

3. To approve a shareholder proposal recommending that the board consider merging the Fund into the John Hancock Regional Bank Fund.

o For
o Against
o Abstain

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked).

[Submit Your Vote]


To change the address of record for your registered shares, please use Mellon Investor Services LLC change of address form.

       Copyright 2001 Mellon Investor Services LLC. All rights reserved.

John Hancock Logo                                             Mellon Logo


Glossary of Proxy Terms  Voter Control Number:
-----------------------

You have voted your proxy in the following manner:


1. To elect the following nominees to serve as Trustees of the Fund.

[          ]

2. To ratify the selection of Deloitte & Touche LLP as Independent public accountants.

[          ]

3. To approve a shareholder proposal recommending that the board consider merging the Fund into the John Hancock Regional Bank Fund.

[          ]

Please review your vote.

If this is not how you intended to vote, please use the Back button on your browser, change your vote and resubmit.

If this is how you intended to vote, please click the Proceed button.

[Proceed]

       Copyright 2001 Mellon Investor Services LLC. All rights reserved.

John Hancock Logo                                             Mellon Logo


Glossary of Proxy Terms
-----------------------

Success! Your vote has been cast and will be tabulated by Mellon Investor Services within 24 hours.

You can now vote another proxy card.

(Vote Another Proxy)


       Copyright 2001 Mellon Investor Services LLC. All rights reserved.